March 5, 2024 nasdaq: axgn Corporate presentation

2 Safe harbor statement revolutionizing the science of nerve repair® This presentation contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” “goals,” and variations of such words and similar expressions are intended to identify such forward- looking statements. Forward-looking statements include (1) the TAM for the targeted nerve markets, (2) 2024 financial guidance, including revenue range and gross margins, (3) growth drivers for the business, (4) expectations regarding the timing of the roll-out of Avive+ Soft Tissue Matrix, (5) the expectation that the Axogen Processing Center will support our BLA filing, (6) the timing of filing the BLA and our expectation that the rolling BLA submission will be completed in the third quarter 2024, (7) the expectation that a new (non-biosimilar) competitive processed nerve allograft would need to complete clinical testing and obtain BLA approval prior to clinical release, and that it would likely take 8 years to achieve this, and (8) the expectation that RECONSM study topline results will support our BLA filing to be completed by the third quarter of 2024. Actual results or events could differ materially from those described in any forward-looking statements as a result of various factors, including, without limitation, statements related to potential disruptions caused by leadership transitions, global supply chain issues, record inflation, hospital staffing issues, product development, product potential, expected clinical enrollment timing and outcomes, regulatory process and approvals, financial performance, sales growth, surgeon and product adoption, market awareness of our products, data validation, our visibility at and sponsorship of conferences and educational events, global business disruption caused by Russia’s invasion of Ukraine and related sanctions, recent geopolitical conflicts in the Middle East, potential disruptions due to management transitions, as well as those risk factors described under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the most recently ended fiscal year. Forward-looking statements are not a guarantee of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by applicable law, we assume no responsibility to publicly update or revise any forward-looking statements.

3 The Axogen platform for nerve repair revolutionizing the science of nerve repair® • Exclusively focused on peripheral nerve repair with a differentiated platform • 10+ years of demonstrated clinical outcome consistency • 245 peer-reviewed clinical publications • Over 100,000 Avance® nerve grafts implanted • Significant barriers to competitive entry • 116 U.S. sales reps • Patient activation and surgeon education capabilities

4 The function of nerves and injury types Nerves are like wires • Transfer signals across a network • If cut, data cannot be transferred • If crushed, short circuits and data corruption may occur The peripheral nervous system is a vast network from every organ to and from the brain • Sensory • Motor • Mixed Nerves can be injured in three ways: 1. Transection Traumatic nerve injuries e.g., motor vehicle accidents, power tool accidents, battlefield injuries, gunshot wounds, surgical injuries, neuroma-in- continuity 2. Compression Carpal, cubital, tarsal tunnel revisions, blunt trauma, previous surgeries 3. Stump Neuroma Amputations, mastectomies, previous surgeries revolutionizing the science of nerve repair®

5 A comprehensive platform for addressing nerve injuries revolutionizing the science of nerve repair® TerminationProtectionConnection

Targeted nerve markets (U.S.) 6 Trauma $1.9B Breast $250M OMF $300M Carpal & Cubital Tunnel $270M U.S. potential procedural estimates >900,000** • Trauma: > 700,000 • Carpal and Cubital Tunnel Revisions: 130,000 • Oral Maxillofacial (OMF): 56,000 • Breast Neurotization Procedures: 15,000 *$2.7B estimate does not include pain market **Referenced papers were used to derive specific assumptions in the procedure potential estimates. Papers used include both U.S. and OUS databases and studies. See Appendix for data sources. >$2.7 Billion* revolutionizing the science of nerve repair®

# Opportunities in nerve repair

## Core business anchored in Trauma and Upper Extremity, and expanded to Breast, OMF and Pain. Further Market Expansion in Corneal Neurotization and Podiatry.



OMF
Mandible Tumor Reconstruction; Iatrogenic Nerve Injuries,
Corneal Neurotization
Breast Neurotization
Autologous Flap Reconstruction; Breast Implant Reconstruction
Head & Neck
General Surgery
Orthopedic
Cardio Thoracic
OB/GYN
Emergent Trauma
Lacerations and other transections, non-transection nerve injuries
Pain
Post-traumatic, TKA and TKH pain, amputations, symptomatic neuromas, and nerve compressions, revision carpal tunnel and cubital tunnel
Vascular
Urology Prostatectomy
Podiatry

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Applications for our products include two primary categories 8 Emergent Trauma Procedure Examples Transected sensory nerves Transected mixed/motor nerves Non-transected nerve injury Scheduled Procedure Examples Breast reconstruction Mandibular reconstruction Neuroma repair Cubital and carpal tunnel revisions revolutionizing the science of nerve repair®

# Delivering strong revenue growth and gross margins

U.S. $ in millions



Annual Revenue
21% CAGR
$41.1
$60.4
$83.9
$106.7
$112.3
$127.4
$138.6
$159.0
2016
2017
2018
2019
2020
2021
2022
2023



Q4 2023
Revenue
18.7% increase
over Q4 2022
$36.2
$42.9
Q4 2022
Q4 2023

78.7% gross margin for the quarter ended December 31, 2023

## Revenue by Category

We estimate that:

- Revenues from emergent trauma procedures represented approximately half of total revenues during the fourth quarter and grew in the mid-single digit range versus the fourth quarter of 2022
- Revenues from scheduled non-trauma procedures represented approximately half of total revenues during the fourth quarter and grew over 25% from the fourth quarter of 2022

## Management expects:

- Full-year 2024 revenue to be in the range of $177 million to $181 million, which represents an annual growth rate of approximately of 11% to 14%.
- Additionally, we anticipate gross margin for the full year to be in the range of 76% to 79%.

We estimate revenue by application using the information received from hospitals and sales representatives and based upon assumptions regarding specific surgeon practice and account information. Accordingly, the accuracy of our estimates is subject to the limited data we receive and accuracy of those assumptions.

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Growth Drivers revolutionizing the science of nerve repair® 10 Clinical Data • Recent clinical data published within the past year will support increased adoption particularly with middle adopters – RECONSM 56 – Meta Analysis of clinical outcomes and Medicare Economic Data57 – Premier Economic Data58 – Cost–effectiveness analysis of Avance59 Innovation – New product launches in nerve protection: Axoguard HA+ Nerve Protector launched in August 2023, strategic roll-out of Avive+ Soft Tissue MatrixTM in Q2 2024 – Resensation® for breast neurotization expansion into implant-based reconstructions • Improving sales rep productivity • Patient activation programs for breast neurotization, surgical treatment of pain, and OMF • Surgeon training across our applications

11 Axogen Processing Center (APC) • Began processing tissue in the new facility in August 2023 • Supports BLA requirements for Avance nerve graft • Provides 3x previous capacity, designed for long-term growth and expansion revolutionizing the science of nerve repair®

Product Portfolio revolutionizing the science of nerve repair® 12

# Traditional TRANSECTION repair options are suboptimal

## SUTURE

Direct suture repair of no-gap injuries

- Common repair method
- May result in tension to the repair leading to ischemia
- Concentrates sutures at the coaptation site


A
B

## AUTOGRAFT

Traditional method despite several disadvantages

- Secondary surgery
- Loss of function and sensation at harvest site
- 27% complication rate including infection, wound healing and chronic pain [19]
- Limited availability of graft length and diameter



## SYNTHETIC CONDUITS

Convenient off the shelf option; limited efficacy & use

- Provides only gross direction for regrowth
- Limited to small gaps
- 34%-57% failure rate >5mm gaps[20, 21]
- Semi-rigid and opaque material limits use and visualization
- Repair reliant on fibrin clot formation



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# Axogen solutions for TRANSECTION repair

avance® nerve graft


25 µm

## Processed human nerve allograft for bridging nerve gaps

Clinically studied off-the-shelf alternative,

- A biologically active nerve therapy with more than ten years of comprehensive clinical evidence
- 82-84% meaningful recovery in sensory, mixed and motor nerve gaps in multi-center study[22]
- Eliminates need for an additional surgical site and risks of donor nerve harvest[22]
- May reduce OR time

Structural support for regenerating axons

- Cleansed and decellularized extracellular matrix (ECM)
- Offers the benefits of human peripheral nerve micro-architecture and handling

Revascularizes and remodels into patient's own tissue similar to autologous nerve[23]

16 size options in a variety of lengths (up to 70mm) and diameters (up to 5mm)

These highlights do not include all the information needed to use Avance® Nerve Graft safely and effectively. See full instructions for use (IFU) for Avance® Nerve Graft axoguard nerve connector®



## Minimally processed porcine ECM for connector-assisted coaptation

Alternative to direct suture repair

- Reduces the risk of forced fascicular mismatch[24, 25]

Alleviates tension at critical zone of regeneration

- Disperses tension across repair site[26]
- Moves suture inflammation away from coaptation face[27, 28]

Remodels into vascularized patient tissue[28, 29, 30, 31, 32]

14 size options in lengths of 10mm and 15mm, and diameters up to 7mm

These highlights do not include all the information needed to use Axoguard Nerve Connector® safely and effectively. See full instructions for use (IFU) for Axoguard Nerve Connector®

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Traditional COMPRESSION repair options are suboptimal 15 VEIN WRAPPING Autologous vein • Barrier to attachment to surrounding tissue • Requires extra time and skill to perform spiral wrapping technique • Second surgery site HYPOTHENAR FAT PAD Autologous vascularized flap • Barrier to attachment to surrounding tissue • Only wraps part of the nerve circumference • Increases procedure time COLLAGEN WRAPS Off-the-shelf • Semi-rigid material limits use • Degrades over time and does not provide a lasting barrier to soft tissue attachment revolutionizing the science of nerve repair®

# Axogen solutions for COMPRESSION repair

**axoguard** nerve protector®



## Minimally processed porcine extracellular matrix for wrapping and protecting injured peripheral nerve

Protects repair site from surrounding tissue
- Processing results in an implant that works with the body's natural healing process[33]
- Minimizes soft tissue attachments[34]

Allows nerve gliding
- Minimizes risk of entrapment[34]
- Creates a barrier between repair and surrounding tissue bed[34]
- ECM revascularizes and remodels into patient's own tissue[29,35]

These highlights do not include all the information needed to use Axoguard Nerve Protector® safely and effectively. See full instructions for use (IFU) for Axoguard Nerve Protector®

**axoguard HA+** nerve protector™


Hyaluronate-alginate gel layer
ECM Base Membrane



ECM base membrane:
- Processed porcine submucosa extracellular matrix (ECM) base layer
- Vascularizes and remodels to form a new long-term protective tissue layer

## Minimally processed porcine extracellular matrix with hyaluronate-alginate gel layer

Lubrication layer:
- Protects nerve in the early critical phase of healing
- Enhance nerve gliding for nerve protection applications where nerve mobility is critical and aids in minimizing soft tissue attachments

Handling characteristics:
- Flat sheet design that easily conforms to tissue
- Coverage of more anatomical locations

Launched August 2023

These highlights do not include all the information needed to use Axoguard HA+ Nerve Protector™ safely and effectively. See full instructions for use (IFU) for Axoguard HA+ Nerve Protector™

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Traditional STUMP NEUROMA options are suboptimal 17 TRACTION NEURECTOMY Nerve placed in traction and cut to allow for retraction • Simply resecting the nerve results in subsequent neuroma formation and risk of secondary surgery • Causes traction injury • High risk of recurrence 36 BURYING IN MUSCLE/BONE Traditional method of neurectomy and neuromyodesis • Simply resecting the nerve results in subsequent neuroma formation and risk of secondary surgery • Pain due to muscular contraction or localized pressure • Larger surgical dissection • Only 33-40% of patients were satisfied with treatment after burial into bone or muscle 37, 38, 39 INJECTIONS Pharmacologic intervention, typically alcohol or steroids40, 41, 42, 43, 44, 45 • Chemical injections are only successful 40% of the time 43, 44 • Temporary solution that has a reduced benefit over time • May cause considerable side effects revolutionizing the science of nerve repair®

18 Axogen solution for STUMP NEUROMA Proprietary small intestine submucosa (SIS) matrix designed to separate the nerve end from the surrounding environment to protect it from mechanical stimulation and reduce painful neuroma formation*. Protects and isolates • Reduces the development of symptomatic or painful neuroma formation • Provides a barrier from neurotrophic factors and mechanical stimulation SIS Material allows for vascularization and gradual remodeling (as shown in animal studies)46, 47 • Material gradually incorporates into patient’s own tissue, creating a physical barrier to surrounding soft tissue Intra-operative versatility • Ideal for anatomic areas with limited or no musculature • Alternative to historical techniques such as burying in muscle or bone • Available in a variety of diameters revolutionizing the science of nerve repair® Large Diameter Nerve Cap launched in February 2024. 3 larger sizes for larger diameter nerves. Expands addressable procedures in upper and lower extremity. *These highlights do not include all the information needed to use Axoguard Nerve Cap® safely and effectively. See full instructions for use (IFU) for Axoguard Nerve Cap® https://www.axogeninc.com/wp-content/uploads/2019/12/LB-580-R04_NerveCapIFU.pdf

# Avance Patents and Regulatory Landscape

**Avance nerve graft**

Avance nerve graft is processed and distributed in accordance with US FDA requirements for Human Cellular and Tissue-based Products (HCT/P)

**Axogen's nerve graft-related IP**

Issued U.S. Patents (additional patents pending)

7,732,200
7,402,319
7,851,447
8,758,794
9,597,429
9,572,911
9,690,975
9,996,729
10,311,281
10,783,349
11,156,595
11,513,039
11,523,606

**New (non-biosimilar) competitive BLA product estimated 8 years**

Axogen has Enforcement Discretion from FDA allowing continued sales under controls applicable to HCT/Ps with agreed transition plan to regulation as a Biological Product under a Biologic License Application (BLA) if approved. Axogen expects to complete the rolling submission for the BLA in the third quarter of 2024

A new (non-biosimilar) competitive processed nerve allograft, we believe, would need to complete clinical testing and obtain BLA approval prior to clinical release, and it would likely require at least 8 years to achieve this.

**Protection from biosimilars using Avance as the reference application –at least 12 years from Avance BLA approval**

Avance expected to be the reference product for the category of processed nerve allograft

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# Market development strategy


Grow Body of Clinical Evidence
Build Market Awareness
Educate Surgeons, Develop Advocates
Execute Sales Plan
Expand Product Pipeline + Applications

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# Strong commitment to developing clinical evidence

**Grow Body of Clinical Evidence**

RANGER® Registry Study: Enrollment Complete
- Multi-center clinical study in PNR with >2,700 enrolled to date
- Overall meaningful recovery rates of 82-84%; comparable to autograft

MATCH® Registry Study: Enrollment Complete
- Avance compared to matched cohort of autograft and synthetic conduits

Sensation-NOW® Registry Study: Enrollment Ongoing
- Multi-center clinical study in breast neurotization

REPOSE®: Top line Data Read Out Complete
- Prospective, randomized, controlled study of Axoguard Nerve Cap® vs neurectomy

REPOSE-XL℠: Pilot Study Enrollment Ongoing
- Pilot study evaluating the feasibility of large-diameter Axoguard Nerve Cap® for protecting and preserving terminated nerve ends after trauma or amputation

COVERED℠: Now Enrolling
- Prospective, multi-center clinical case series evaluating Axoguard HA+ Nerve Protector™ in first revision cubital tunnel decompression

Outcomes from RANGER Registry [48,49]


61%*
88%*
74%
80%
Conduit
Avance® Nerve Graft
Autograft
Avance® Nerve Graft
Meaningful Recovery ≥ S3
Meaningful Recovery ≥ S3/M3

**245** Peer Reviewed Clinical Papers*

- **127** Extremity Trauma
- **20** Breast
- **46** Oral and Maxillofacial
- **55** Pain
- **35** Other Applications

*Certain publications contain data on multiple applications.

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RECON : A Multicenter, Prospective, Randomized, Subject & Evaluator Blinded Comparative Study of Nerve Cuffs & Avance Nerve Graft Evaluating Recovery Outcomes for the Repair of Nerve Discontinuities 22 Safety & efficacy non- inferiority comparison of Avance vs conduit Evaluated upper extremity digital nerve repair for nerve gaps 5-25mm 220 subjects from up to 25 U.S. centers stratified into gap lengths with two-thirds in the 5-14mm group and one- third in the 15-25mm group revolutionizing the science of nerve repair® SM revolutionizing the science of nerve repair® RECON Study Topline Results1,2 23 Statistical superiority demonstrated at increasing gap lengths ✓ Avance demonstrated statistical superiority for return of sensory function (measured by static two-point discrimination) as compared to conduits in gaps greater than 12 mm (p-value 0.021). ✓ Avance demonstrated statistical superiority for time to recovery of static two-point discrimination as compared to conduits, returning normal sensation* up to 3 months earlier in gaps greater than 10 mm (p-value 0.037). The safety profile was consistent with previously published data ✓ Conduit repairs were observed to have an increased likelihood of persistent and unresolved nerve pain with an incidence of 9 (8%) conduit subjects as compared to 2 (2%) Avance subjects. *Normal Sensation is defined by the Medical Research Council Classification (MRCC) score as S4 or return of static two-point discrimination outcomes of ≤ 6mm. 1Axogen Data on File; 2Isaacs J, Nydick JA, Means KR, M rell GA, Ilyas A, Levin LS; RECON study group. A Multicenter Prospective Randomized Comparison of Conduits Versus Decellularized Nerve Allograft for Digital Nerve Repairs. J Hand Surg Am. 2023 Aug 2:S0363-5023(23)00297-6. doi: 10.1016/j.jhsa.2023.05.020. Online ahead of print. Primary Endpoint Achieved • This phase three pivotal study met its primary endpoint for the return of sensory function as measured by static two-point discrimination, and the safety profile was consistent with previously published data • The data will support the company’s rolling Biologics License Application (BLA) which we expect to be completed in Q3 2024

REPOSE Study Top Line Results revolutionizing the science of nerve repair 24March 5, 2024 Statistical superiority demonstrated in Reduction of Total Pain ✓ Axoguard Nerve Cap demonstrated statistical superiority vs. standard-of-care neurectomy in the Reduction of Total Pain reported by participants over the full 12-month course of follow-up (p-value <0.05) REPOSE is a post-market, randomized, comparative clinical study of standard-of-care neurectomy and standard-of-care neurectomy followed by reconstruction of the nerve end with Axoguard Nerve Cap, evaluating recovery outcomes for the treatment of symptomatic neuroma. Study Details: • Multicenter, prospective, randomized, subject blinded trial • 86 randomized participants • 12-month follow-up • Pain, medication, Quality of Life questionnaires, recurrence of neuroma endpoints Primary Endpoint Achieved REPOSE met primary endpoint of non-inferiority between the Month 12 pain visual analog scale scores for neurectomy with Axoguard Nerve Cap vs. standard-of-care neurectomy alone (p-value <0.05).

# Independent Publication of Nerve Meta-Analysis Provides the Strongest Clinical and Economic Evidence To-Date of the Performance of Avance® Nerve Graft Across All Gap Lengths and Nerve Types

**"Lans et al., A systematic review and meta-**analysis of nerve gap repair: Comparative **effectiveness of allografts, autografts, and conduits" –** Journal of Plastic and Reconstructive Surgery[57]

- Analyzed 35 peer-reviewed studies with 711 allograft, 670 autograft, and 178 conduit repairs, over four decades.

- There were no statistical differences between allograft and autograft outcomes over all gap lengths for both sensory and motor nerve repairs.
- Allograft and autograft repairs delivered significantly better rates of meaningful sensory recovery in short gaps as compared to conduit repairs; 87.1% and 81.6% vs. 62.2%, respectively, $p<0.05$.
- The cost analysis found that allograft does not represent an increased economic burden compared to autograft.


% Meaningful Recovery ≥S3/M3, by Nerve Function and Length
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
81.6%
87.1%
*
62.2%
57.2%
72.6%
69.9%
70.4%
50.5%
52.6%
n= 256
n= 412
n= 178
n= 166
n= 215
n= 73
n= 27
n= 186
n= 57
Sensory - Short
Sensory - Long
Motor - Short
Motor - Long
Autograft
Allograft
Conduit

*statistically significant difference

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Procedure Costs of Peripheral Nerve Graft Reconstruction Raizman et al. PRS Global Open58 26revolutionizing the science of nerve repair® • Retrospective study of U.S. all-payer data on facility procedure costs from 2018 to 2020. Included over 1,300 nerve repairs. Conclusions: • No significant differences in procedure costs for autograft and allograft repair in either inpatient or outpatient setting. • OR time was significantly shorter for allograft repairs, in both outpatient and inpatient settings. Procedure Costs of Nerve Repair

27 Focus on building awareness among clinicians and patients • Increasing omnichannel engagement with clinicians and patients • Continuing clinical conference participation both virtually and in-person as appropriate • Ongoing patient ambassador program • Garnering positive media attention • Growing social media presenceB u il d M a rk e t A w a re n e s s resensation.com rethink-pain.comrevolutionizing the science of nerve repair®

Knowledge is power: continued education and advocacy efforts with patients, clinicians and key legislators elevates the problems associated with numbness.

# Emphasis on education

Educate Surgeons, Develop Advocates

- In-person and virtual national education programs
- Customized multimodal learning programs to specific surgeon groups for advanced learning
- Ongoing interactive webinar series covering the principles of nerve repair
- Emphasis on training hand and micro-surgery fellows




axogen
AAHS | ASPN | ASRM
New Technologies
Lunch Symposium
Microsurgery Training
Dive into the science with our research team


Axogen Innovation Lab
Taking you beyond the technology
Journey inside the nerve and see how science is improving peripheral nerve repair masterminds of nerve



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# Focused sales execution, increasing market penetration

**Execute Sales Plan**

## Sales execution focused on driving results

- Continue driving penetration in Core Accounts
- Approximately 5,100 potential U.S. accounts perform nerve repair
- 376 Core Accounts as of December 31, 2023
- Core Accounts represents approximately 65% of total revenue.

## Broad sales reach

- U.S. direct sales team
  - 116 direct sales professionals at the end of Q4 2023
- Supplemented by independent agencies
- Revenue from direct sales channel represented approximately 90% of total revenue

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Committed to our patients, the communities we serve, and our pursuit of advancing the science of nerve repair in ethical and sustainable ways Diversity, Equity, and Inclusion - Being the Company where exceptional people want to work Cybersecurity – Data Privacy, Training, and Policies Compliance – Quality Management System, Regulatory, and Good Manufacturing Practices Governance – Framework for Ethics Codes and Accountability Environment – Responsible, Sustainable Operations People Sustainability Business revolutionizing the science of nerve repair®

# Executive team



**Karen Zaderej**
Chairman, CEO,
and President
J&J (Ethicon)



**Marc Began**
Executive Vice President, General Counsel
Abiomed, Boehringer Ingelheim, Novo Nordisk



**Nir Naor**
Chief Financial Officer
Arbor Pharmaceuticals, Mölnlycke Healthcare, UCB



**Angelo Scopelianos, Ph.D.**
Chief Research and Development Officer
J&J



**Erick DeVinney**
Chief Innovation Officer
Angiotech, PRA Intl



**Jens Schroeder Kemp**
Chief Marketing Officer
Ambu, Pera International



**Ivica Ducic, M.D., Ph.D.**
Chief Medical Officer
Washington Nerve Institute



**Angela Nelson**
Vice President, Regulatory Affairs MBA, RAC(GS)
PPD part of Thermo Fisher Scientific, Cardinal Health, UMKC School of Medicine



**Mike Donovan**
VP, Operations
Zimmer



**Stacy Arnold**
VP, Product Development and Clinical Research
Artivion (CryoLife)



**Al Jacks**
Vice President, Quality Assurance
VERO Biotech, Alimera Sciences



**Doris Quackenbush**
VP, Sales
Convatec

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Appendix • Key clinical data • Historical core and active accounts • CMS outpatient and ASC reimbursement rates • Total addressable market • Cash, debt, and capital structure • Axogen product portfolio and indications for use 33revolutionizing the science of nerve repair®

Avance nerve graft repairs found to be significantly better than conduit repairs 34 • Peer-reviewed publication from the MATCH cohort of the RANGER Registry • Includes outcomes from 110 subjects with 162 nerve injuries; 113 were repaired with Avance nerve graft and 49 were repaired with manufactured conduit • Findings show overall meaningful recovery rate was 88% for Avance nerve graft and 61% for conduit (p=0.001) for gaps up to 25mm • Average static two-point discrimination improved to 9.7mm for Avance nerve graft as compared to 12.2mm for conduit (p=0.018) • Note: lower measurement is reflective of improved discrimination and a better outcome • As gap length increased, Avance nerve graft outcome rates remained consistent while conduit rates declined significantly “Leversedge et al., A Multicenter Matched Cohort Study of Processed Nerve Allograft and Conduit in Digital Nerve Reconstruction” – Journal of Hand Surgery, September 202048 0% 20% 40% 60% 80% 100% Meaningful Recovery Rate by Gap Length Conduit Allograft <15mm 15-25mm Meaningful Recovery = ≥S3 on the MRCC Scale *p=0.008, **p=0.001 67% 92% 45% 85% * ** revolutionizing the science of nerve repair®

First publication on breast neurotization outcomes with Avance Nerve Graft demonstrated greater return of protective sensation 35 • Early outcomes from a single center study, as part of the Sensation-NOW® registry • 36 breast reconstructions that included: 22 breast reconstructions with Resensation® 14 standard non-neurotized breast reconstructions • Return of Protective Sensation (p=0.04) 73% of the Resensation group 36% of the non-neurotized group • Neurotization with Avance Nerve Graft resulted in greater return of sensation and return of sensation in more of the breast as compared to standard reconstruction without nerve repair. “Momeni et al., Flap Neurotization in Breast Reconstruction with Nerve Allografts: 1-year Clinical Outcomes” – Plastic and Reconstructive Microsurgery Global Open, January 202160 36% 73% 0 20 40 60 80 100 Non-Neurotized Neurotized Subjects Reporting Return of Protective Sensation in Reconstructed Breast p = 0.04 revolutionizing the science of nerve repair®

Axogen sponsored REPOSESM pilot study analysis demonstrates clinically significant improvement for subjects with chronic neuropathic pain when using Axoguard Nerve Cap® following neurectomy61 36 15-subject, single arm pilot phase evaluating reduction in pain from baseline following surgical excision of the neuroma and placement of the Axoguard Nerve Cap • Significant & clinically meaningful reduction in pain • Significant and clinically meaningful improvements in Fatigue, Physical Function, Sleep Disturbance, Pain Interference, Pain Intensity, and Pain Behavior as measured by the validated PROMIS® measures • Positive indicators for reduction in pain medication burden, including opioids • No recurrence of neuroma 0 20 40 60 80 100 Baseline 2 Weeks 1 month 3 month 6 month 9 month 12 Month 1 0 0 -p o in t V is u a l A n a lo g S c a le ( V A S ) Clinically meaningful reduction in pain sustained through 12 months Minimal Clinically Important Difference (MCID): 17mm Δ 3 months: -69 ± 23; p < 0.0001 Δ 12 months: -80 ± 13; p < 0.0001 revolutionizing the science of nerve repair®

Historical Core and Active Accounts 37revolutionizing the science of nerve repair® * Axogen voluntarily suspended market availability of Avive® Soft Tissue Membrane on June 1, 2021. Active and Core Account metrics are Adjusted for past Avive revenue. Core Accounts represents ~65% of revenue and grew 13.3% vs the prior year. Core Accounts ≥$100,000 revenue in the last 12 months Active Accounts 6 orders in the last 12 months Q420 Q121 Q221 Q321 Q421 Q122 Q222 Q322 Q422 Q123 Q223 Q323 Q423 Active Accounts 893 919 959 954 951 926 941 952 968 994 974 1016 1006 *Adjusted Active Acctounts 859 875 921 930 941 923 940 952 968 994 974 1016 1006 256 265 294 283 282 285 298 331 332 350 347 372 376 269 274 306 292 294 288 299 331 332 350 347 372 376 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Core ex-Avive Total Core 859 875 921 930 941 916 940 952 968 994 974 1016 1006 893 919 959 954 951 926 941 952 968 994 974 1016 1006 Active ex-Avive Total Active Q420 Q121 Q221 Q321 Q421 Q122 Q222 Q322 Q422 Q123 Q223 Q323 Q423 Core Acccounts 269 274 306 292 294 288 299 331 332 350 347 372 376 *Adjusted Core Accounts 256 265 294 283 282 285 298 331 332 350 347 372 376

# 2024 Center for Medicare and Medicaid Services (CMS) Final outpatient reimbursement rates - hospital and ASC

Although CMS rates[1] only apply to Medicare cases, which represents a small percentage of traumatic injuries, private payors are often influenced by the analysis and decisions made by CMS

| CPT Code | Descriptor | C-APC | Hospital Outpatient (HOPD) | | | | Ambulatory Surgery Center (ASC) | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| | | | 2019 | 2023 | 2024 | 5Y % Change | 2019 | 2023 | 2024 | 5Y % Change |
| 64912 | Nerve allograft repair[2] | 5432 | $4,566 | $6,179 | **$6,354** | **39.15%** | $1,920 | $4,057 | **$4,583** | **138.69%** |
| 64910 | Conduit or vein allograft repair[2] | 5432 | $4,566 | $6,179 | **$6,354** | **39.15%** | $2,613 | $3,805 | **$4,291** | **64.21%** |
| 64885 | Autograft repair (head and neck ≤4cm)[3] | 5432 | $4,566 | $6,179 | **$6,354** | **39.15%** | $1,920 | $2,632 | **$4,499** | **134.33%** |
| 64886 | Autograft repair (head and neck >4cm)[6] | 5432 | $4,566 | $6,179 | **$6,354** | **39.15%** | $3,127 | $4,375 | **$3,013** | **-3.65%** |
| 64890 | Autograft repair (hand and foot ≤4cm)[3] | 5432 | $4,566 | $6,179 | **$6,354** | **39.15%** | $3,075 | $2,602 | **$4,586** | **49.14%** |
| 64891 | Autograft repair (hand and foot >4cm)[2] | 5432 | $4,566 | $6,179 | **$6,354** | **39.15%** | $1,920 | $3,383 | **$3,796** | **97.71%** |
| 64892 | Autograft repair (arm and leg ≤4cm)[2] | 5432 | $4,566 | $6,179 | **$6,354** | **39.15%** | $1,920 | $3,383 | **$4,619** | **140.59%** |
| 64893 | Autograft repair (arm and leg >4cm)[2] | 5432 | $4,566 | $6,179 | **$6,354** | **39.15%** | $1,920 | $3,383 | **$4,681** | **143.79%** |
| 64897 | Autograft repair (arm and leg ≤4cm multiple strands)[3] | 5432 | $4,566 | $6,179 | **$6,354** | **39.15%** | $1,920 | $3,660 | **$4,085** | **112.78%** |
| 64895-96,98 | Autograft repair (all other nerve type)[5] | 5432 | $4,566 | $6,179 | **$6,354** | **39.15%** | $1,920 | $2,632 | **$3,013** | **56.92%** |
| 64834-36, 40, 56, 57, 62-64 | Direct Repair (other hand / foot, arm/leg, repair / transpose, facial, low back,)[5] | 5432 | $4,566 | $6,179 | **$6,354** | **39.15%** | $1,920 | $2,632 | **$3,013** | **56.92%** |
| 64865 | Direct Repair of facial nerve[2] | 5432 | $4,566 | $6,179 | **$6,354** | **39.15%** | $1,920 | $3,383 | **$3,796** | **97.71%** |
| 64831, 61 | Direct Repair (digital, brachial plexus/arm)[4] | 5431 | $4,566 | $ 1,798 | **$1,842** | **-59.67%** | $1,920 | $854 | **$898** | **-53.24%** |
| 64858 | Direct Repair (sciatic)[2] | 5431 | $4,566 | $ 1,798 | **$1,842** | **-59.67%** | $1,920 | $1,481 | **$1,498** | **-21.98%** |

1. National average payment rates. Commercial payments are traditionally 1.5-2x higher than Medicare.
2. Nerve allograft repair CPT 64912, conduit repair CPT 64910, autograft repairs hand/foot >4cm CPT 64891, arm/leg≤4cm CPT 64892, arm and leg >4cm CPT 64893, repair arm/leg ≤4cm multiple strands CPT 64897. direct repair of facial nerve CPT 64865 remain in C-APC 5432 and direct repair sciatic CPT 64858 remains in C-APC 5431 and all continue to meet ASC device intensive criteria
3. Autograft repair head/neck ≤4cm CPT 64885, hand and foot ≤4cm 64890 remains in C-APC 5432 and meets ASC device intensive criteria in 2024
4. Direct repair digital and brachial plexus/arm CPT codes 64831 and 64861 remain in C-APC 5431 and do not meet ASC device intensive criteria.
5. Autograft repair all other nerve type CPT 64895-96,98 and Direct repair other hand/foot CPT 64834-36, leg CPT 64840, repair/transpose CPT 64856, arm/leg CPT 64857, low back CPT 64862-64 remain in C-APC 5432 and do not meet ASC device intensive criteria
6. Autograft repair head/neck >4cm CPT 64886 remains in C-APC 5432 no longer meets ASC device intensive criteria in 2024

Note: Hospital inpatient rates for nerve repair align to DRGs 040, 041, 042 and range from $11.1k to $24.6k in the 2024 IPPS Final Rule

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2024 CMS: Final Physician Fee Schedule (PFS) revolutionizing the science of nerve repair 39March 5, 2024 CPT Codes3 Descriptor Physician Fee Schedule (PFS) 2019 2023 2024 5Y % Change 64912 Nerve allograft repair $804 $908 $883 9.78% 64910 Conduit or vein allograft repair $825 $772 $752 -8.80% 64885 to 64898* Autograft repair $1,096 to $1,495 $1,065 to $1,444 $1,035 to $1,404 -5.54% to -6.12% 64831 to 64861* Direct Repair $713 to $1,604 $708 to $1,560 $689 to $1,522 -3.34% to -5.11% *excludes add-on procedure codes

Emergent trauma cases generally result from injuries that initially present in an ER revolutionizing the science of nerve repair® 40 ▪ Significant number of nerve injuries typically referred to and completed by a specialist either immediately or within a few days following the injury with limited post op follow-up evaluations ▪ Emergent and diverse nature of injuries result in variable patient pathways from ER to nerve repair specialist and diverse repair algorithms ▪ Specialist surgeons typically perform nerve repair as a minor portion of their overall practice ▪ Opportunity to drive care pathways with surgeon education supported by clinical and economic data ▪ Opportunity to shift site of care for routine traumatic injuries to more cost-efficient settings (ASC) Emergent Procedures: Emergent Trauma Procedure Examples Transected sensory nerves Transected mixed/motor nerves Non-transected nerve injury Digital nerve injury after sharp lacerations e.g., a knife slipping when cutting an avocado, glass injuries More complex trauma injuries e.g., circular saw injury to hand and wrist resulting in ulnar and median nerve damage Trauma induced compression and stretch injuries e.g., peroneal nerve compression at the fibular head after knee dislocation, shoulder trauma causing stretching of the brachial plexus

Scheduled procedures involve a patient seeking relief of a condition caused by a nerve defect or surgical procedure revolutionizing the science of nerve repair® 41 ▪ Patients seeking a scheduled procedure weeks or months in advance allows patients to advocate for solutions that may improve quality of life outcomes ▪ Procedures lend themselves to standardized surgical techniques and more consistent repair algorithms, and extended follow-up evaluations ▪ Completed in specialist centers at regular intervals, typically in existing core accounts ▪ Concentrated group of surgeon specialists allow for more focused surgeon training and adoption ▪ Typically involve a higher value of Axogen products per procedure Scheduled Procedures: Scheduled Procedure Examples Breast reconstruction Mandibular reconstruction Neuroma repair Cubital and carpal tunnel revisions Neurotization of the breast and/or nipple areolar complex may be possible in many delayed or immediate breast reconstruction settings. Reconstruction of the inferior alveolar nerve with ablation of the mandible Symptomatic neuroma resection with nerve reconstruction

42 Estimated Trauma total addressable market revolutionizing the science of nerve repair®

Trauma total addressable market (continued) 43revolutionizing the science of nerve repair®

Projected Incidence(a) Weighted Average Procedure Value Estimated Total Addressable Market Trauma Transection injuries >5mm (b) Transection injuries <5mm Non-Transected Injuries (c) 700,000 100% 203,000 29% 198,000 29% 293,000 42% $2,715 $5,515 $1,200 $1,825 $1,900M 100% $1,120M 59% $238M 12% $535M 28% Carpal and Cubital Tunnel Protection 130,000 $2,100 $270M Oral and Maxillo-Facial (OMF) 56,000 $5,400 $300M Breast Reconstruction Neurotization 24,500 f laps (15,000 pat ients) $10,200 $250M Totals >900,000 (potent ia l ) >$2.7B a) Estimated Annual incidence of PNI surgery are figures rounded to the nearest thousandth except for Breast Reconstruction Neurotization (rounded to nearest hundredth). b) Transection injuries > 5mm assumes a factor of 1.22 nerve repairs per procedures, and utilization of the Axogen portfolio of products, based upon data observed in the RANGER® registry. c) Protection includes non-transected compression and crush injuries including protection from surrounding soft tissue attachments. 44 Estimated $2.7B value of market opportunity in existing applications revolutionizing the science of nerve repair®

# We continue to see a significant growth opportunity in the trauma market as we leverage new clinical & health economic data and product launches, by category

AXGN Algorithm
Low → High

**US Nerve Repair Trauma Categories ($M)**



$238
$453
$675
$535
$1,901
<5mm nerve injuries
Digital & other sensory nerves >5mm
Mix/Motor >5mm
Protection
Total Trauma Market

| | <5mm nerve injuries | Digital & other sensory nerves >5mm | Mix/Motor >5mm | Protection |
|---|---|---|---|---|
| Category | ▪ Short gap transected nerve injuries | ▪ Digital Sensory 5-25mm<br>▪ Digital Sensory >25mm | ▪ Mixed/Motor 5-25mm<br>▪ Mixed/Motor >25mm | ▪ Protection from non transected nerve injuries |
| Trends and Growth Levers | ▪ Routine trauma moving to ASCs and lower cost sites of care<br>▪ Education and awareness of proper nerve repair technique<br>▪ Improve procedure awareness and scheduling across all care settings<br>▪ Private payer adoption of improved CMS reimbursement guidelines | ▪ Routine trauma moving to ASCs and lower cost settings<br>▪ Education and awareness of proper nerve repair technique<br>▪ New Clinical data from Recon/Meta-analysis<br>▪ All Payor Procedural Cost analysis<br>▪ Societal support for standard of care<br>▪ Improved private payer reimbursement<br>▪ Activating middle adopters | ▪ Motor clinical outcome data from Meta-analysis<br>▪ Societal support for standard of care<br>▪ Prof ed on appropriate surgical technique & algorithm<br>▪ Improved private payer reimbursement<br>▪ Activating middle adopters | ▪ New product launches of HA+ and Avive+ to address acute and chronic applications<br>▪ Increased awareness of Non-Transected Nerve Injuries<br>▪ Clinical evidence generation<br>▪ Professional education on appropriate surgical technique & algorithm<br>▪ Reimbursement coding and coverage |

Axogen has, until now, focused primarily in digital and short gap but new evidence and product launches will open full peripheral nerve injury trauma market

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46 Balance Sheet Highlights December 31, 2023 Cash, Cash Equivalents, and Investments $37.0 million Total Long-term Debt $50.0 million* Capital Structure (shares) December 31, 2023 Common Stock 43,124,496 Common Stock Options, RSUs, PSUs 7,964,885 Common Stock and Common Stock Equivalents 51,089,381 Balance sheet and capital structure * Total long-term debt includes debt proceeds under the terms of the agreement with Oberland Capital, does not include unamortized debt discount and deferred financing fees. revolutionizing the science of nerve repair®

Axogen comprehensive portfolio of products Avance® Nerve Graft • Regulatory Classification: Avance Nerve Graft is processed and distributed in accordance with U.S. Food and Drug Administration (FDA) requirements for Human Cellular and Tissue-based Products (HCT/P) under 21 CFR Part 1271 regulations, U.S. State regulations and the guidelines of the American Association of Tissue Banks (AATB). Additionally, international regulations are followed as appropriate. • Indication for Use: Avance Nerve Graft is processed nerve allograft (human) intended for the surgical repair of peripheral nerve discontinuities to support regeneration across the defect. • Contraindications: Avance Nerve Graft is contraindicated for use in any patient in whom soft tissue implants are contraindicated. This includes any pathology that would limit the blood supply and compromise healing or evidence of a current infection. Axoguard Nerve Connector ® • Regulatory Classifications: Class II Medical Devices - 510(k) cleared, Class III Medical Devices, CE Marked (EU), Class 4 (CA) • Indications for Use (US): The Axoguard Nerve Connector is indicated for the repair of peripheral nerve discontinuities where gap closure can be achieved by flexion of the extremity. The Axoguard Nerve Connector is supplied sterile and is intended for single use. • This product is intended for use by trained medical professionals. • Indications for Use (EU and UK): The Axoguard Nerve Connector is indicated for the repair of peripheral nerve discontinuities with gaps up to 5 mm. The Axoguard Nerve Connector is supplied sterile and is intended for single use. • This product is intended for use by trained medical professionals. • Contraindications: This device is derived from a porcine source and should not be used for patients with known sensitivity to porcine material. This device is not intended for use in vascular applications. Axoguard Nerve Protector ® • Regulatory Classifications: Class II Medical Devices - 510(k) cleared, Class III Medical Device, CE Marked (EU), Class 4 (CA) • Indication for Use: Axoguard Nerve Protector is indicated for the repair of peripheral nerve injuries in which there is no gap. The Axoguard Nerve Connector is supplied sterile and is intended for single use. • This product is intended for use by trained medical professionals. • Contraindications: This device is derived from a porcine source and should not be used for patients with known sensitivity to porcine material. This device is not intended for use in vascular applications. 47revolutionizing the science of nerve repair®

Axogen comprehensive portfolio of products (Cont’d) revolutionizing the science of nerve repair® 48 Axoguard Nerve Cap® • Regulatory Classification: Class II Medical Device – 510(k) cleared • Indications for Use: Axoguard Nerve Cap is indicated to protect a peripheral nerve end and to separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma. • This product is intended for use by trained medical professionals. • Contraindications: Axoguard Nerve Cap is derived from a porcine source and should not be used for patients with known sensitivity to porcine derived materials. Axoguard Nerve Cap is contraindicated for use in any patient for whom soft tissue implants are contraindicated; this includes any pathology that would limit the blood supply and compromise healing, or evidence of a current infection. Axoguard Nerve Cap should not be implanted directly under the skin. This device is not intended for use in vascular applications. • Axoguard HA+ Nerve Protector • Regulatory Classifications: Class II Medical Devices - 510(k) cleared (K223640) • Indication for Use: Axoguard HA+ Nerve Protector is indicated for the management of peripheral nerve injuries where there is no gap. • This product is intended for use by trained medical professionals. • Contraindications: Axoguard HA+ Nerve Protector base membrane is derived from a porcine source and the lubricant coating is composed of sodium hyaluronate and sodium alginate. The Axoguard HA+ Nerve Protector should not be used for patients with known sensitivity to porcine, alginate, or hyaluronate materials. This device is not intended for use in vascular applications. • Axoguard HA+ Nerve Protector • Regulatory Classifications: Class II Medical Devices - 510(k) cleared ( K231708) • Indication for Use: Axoguard HA+ Nerve Protector is indicated for the management of peripheral nerve injuries where there is no gap, or following closure of the gap. • This product is intended for use by trained medical professionals. • Contraindications: Axoguard HA+ Nerve Protector base membrane is derived from a porcine source and the lubricant coating is composed of sodium hyaluronate and sodium alginate. The Axoguard HA+ Nerve Protector should not be used for patients with known sensitivity to porcine, alginate, or hyaluronate materials. This device is not intended for use in vascular applications.

49 Footnotes Trauma Market Data: 1. National Hospital Ambulatory Medical Care Survey: 2015 Emergency Department Summary Tables – Table 18. https://www.cdc.gov/nchs/data/nhamcs/web_tables/2015_ed_web_tables.pdf 2. Noble, et al.. Analysis of Upper and Lower Extremity Peripheral Nerve Injuries in a Population of Patients with Multiple Injuries. J Trauma. 1998; 45(1): 116-122. 3. Uzun, et al., Traumatic peripheral nerve injuries: demographic and electrophysiologic findings of 802 patients from a developing country. J Clin Neuromusc Dis. 2006; 7(3): 97–103. 4. Portincasa, et al. Microsurgical treatment of injury to peripheral nerves in upper and lower limbs: a critical review of the last 8 years. Microsurgery. 2007; 27(5): 455–462. Carpal Tunnel Revisions & Cubital Tunnel Market Data 5. Medicare National HCPS Aggregate Summary Table CY2016. https://data.cms.gov/Medicare-Physician-Supplier/Medicare-National-HCPCS-Aggregate-Summary-Table-CY/jtra-d83c/data 6. Sotereanos, et al. Vein wrapping for the treatment of recurrent carpal tunnel syndrome. Tech Hand Up Extrem Surg.1997; 1(1):35-40. 7. Seradge, et al. Cubital tunnel release with medial epicondylectomy factors influencing the outcome. J Hand Surg Am. 1998; 23(3): 483-491. 8. Papatheodorou, et al. Preliminary results of recurrent cubital tunnel syndrome treated with neurolysis and porcine extracellular matrix nerve wrap. J Hand Surg Am. 2015; 40(5): 987-992 OMF Market Data 9. Lin, et al. Systematic Review and Meta-Analysis on Incidence of Altered Sensation of Mandibular Implant Surgery - PLoS One. 2016; 11(4): e0154082. 10. Hussaini. Procedure frequency in the jaws related to implant location. Dent Oral Craniofac Res. 2016; 2(2): 230-233. 11. Nguyen, et al. Risk factors for permanent injury of inferior alveolar and lingual nerves during third molar surgery. J Oral Maxillofac Surg. 2014; 72(12): 2394-2401. 12. Cheung, et al. Incidence of neurosensory deficits and recovery after lower third molar surgery: a prospective clinical study of 4338 cases. Int J Oral Maxillofac Surg. 2010; 39(4): 320–326. 13. Dental Implants Market (Product - Endosteal Implants, Subperiosteal Implants, Transosteal Implants, Intramucosal Implants; Material - Titanium Implants, Zirconium Implants; End User - Hospitals, Dental Clinics, and Academic & Research Institutes) - Global Industry Analysis, Size, Share, Growth, Trends, and Forecast 2017 – 2025. https://www.transparencymarketresearch.com/dental-implants-market.html 14. Cha, et al. Frequency of bone graft in implant surgery. Maxillofac Plast and Reconstr Surg. 2016; 38(1): 19. 15. Miloro, M (ed). Trigeminal Nerve Injuries. Springer; 2013. 16. Pogrel et al. Permanent nerve involvement resulting: From inferior alveolar nerve blocks. J Am Dent Assoc. 2000; 131(7): 901-907. 17. Agbaje, et al. Systematic review of the incidence of inferior alveolar nerve injury in bilateral sagittal split osteotomy and the assessment of neurosensory disturbances. Int. J Oral Maxillofac. Surg. 2015; 44(4): 447-451. Breast Neurotization Market Data, and Other Clinical References 18. ASPS 2017– Plastic Surgery Statistics Report. www.plasticsurgery.org/documents/News/Statistics/2017/plastic-surgery-statistics-full-report-2017.pdf 19. Rappaport, et al. Clinical utilization and complications of sural nerve biopsy. Am J Surg. 1993; 166(3): 252-256. 20. Weber, et al. A randomized prospective study of polyglycolic acid conduits for digital nerve reconstruction in humans. Plast Reconstr Surg. 2000; 106(5): 1036-1045. 21. Wangensteen, et al. Collagen tube conduits in peripheral nerve repair: A retrospective analysis. Hand. 2010; 5(3): 273-277. 22. Data on file at Axogen 23. Karabekmez, et al. Early clinical outcomes with the use of decellularized nerve allograft for repair of sensory defects within the hand. Hand. 2009; 4(3): 245-249. 24. Boeckstyns, et al. Collagen conduit versus microsurgical neurorrhaphy: 2-year follow-up of a prospective, blinded clinical and electrophysiological multicenter randomized, controlled trial. J hand Surg Am. 2013; 38(12): 2405-2411. 25. Brushart, et al. Selective reinnervation of distal motor stumps by peripheral motor axons. Exp Neurol. 1987; 97(2): 289-300. 26. Schmidhammer, et al. Alleviated tension at the repair site enhances functional regeneration: The effect of full range of motion mobilization on the regeneration of peripheral nerves--histologic, electrophysiologic, and functional results in a rat model. J Trauma. 2004; 56(3): 571-584 27. Tang, et al. The optimal number and location of sutures in conduit-assisted primary digital nerve repair. J Hand Surg Eur Vol. 2018; 43(6): 621-625. 28. Data on file at Axogen 29. Badylak, et al. Small intestinal submucosa: A substrate for in vitro cell growth. J Biomater Sci Polym Ed. 1998; 9(8): 863-878. 30. Hodde, et al. Effects of sterilization on an extracellular matrix scaffold: Part II. Bioactivity and matrix interaction. J Mater Sci Mater Med. 2007; 18(4): 545-550. 31. Nihsen, et al. Bioactivity of small intestinal submucosa and oxidized regenerated cellulose/collagen. Adv Skin Wound Care. 2008; 21(10): 479-486. 32. Zhukauskas et al., Comparative Study of Porcine Small Intestine Submucosa and Cross-Linked Bovine Type I Collagen as a Nerve Conduit. JHS GO 3(5), 282-288 Sep 2021 33. Hodde, et al. Vascular endothelial growth factor in porcine-derived extracellular matrix. Endothelium. 2001; 8(1): 11-24. 34. Data on file at Axogen 35. Kokkalis, et al. Assessment of processed porcine extracellular matrix as a protective barrier in a rabbit nerve wrap model. J Recon MicroSurg. 2011; 27(1): 19-28. 36. Pet MA, Ko JH, Friedly JL, Smith DG. Traction Neurectomy for Treatment of Painful Residual Limb Neuroma in Lower Extremity Amputees J Orthop Trauma. 29 (9), e321-5 Sep 2015. 37. Laborde K, et al. Results of surgical treatment of painful neuromas of the hand. The Journal of Hand Surgery. March 1981;7(2):190-193. revolutionizing the science of nerve repair®

50 Footnotes 38. Galeano M, et al. A free vein graft cap influences neuroma formation after nerve transection. Microsurgery. 2009;29(7):568-572. 39. Stokvis A. Surgical management of painful neuromas. Rotterdam, The Netherlands: Optima Grafische Communicatie; 2010. 40. Lin E, et al. Local administration of norephinephrine in the stump evokes dose-dependent pain in amputees. Clin J Pain. 2006;22(5):482-486. 41. O’Reilly MA, et al. Neuromas as the cause of pain in the residual limbs of amputees. An ultrasound study. Clin Radiology. May 1-6, 2016. 42. Rajput K, et al. Painful neuromas. The Clinical Journal of Pain. 2012;28(7):639-645 43. Gruber H, et al. Practical experience with sonographically guided phenol instillation of stump neuroma: predictors of effects, success, and outcome. Am J Roentgenol. 2008;190(5):1263-1269. 44. Fallat L. Cryosurgery or sclerosing injections: which is better for neuromas. Podiatry Today. 2004;17(6):58-66. 45. Bradley MD. Plantar neuroma: analysis of results following surgical excision in 145 patients. South Med J. 1976;69:853-845. 46. Kehoe S, et al. FDA-approved guidance conduits and wraps for peripheral nerve injury: A review of materials and efficacy. Injury. 2012;43:553-572. 47. Record RD, Hillegonds D, Simmons C, Tullius R, Rickey FA, Elmore D, Badylak SF. In vivo degradation of 14C-labeled small intestinal submucosa (SIS) when used for urinary bladder repair. Biomaterials. 2001 Oct;22(19):2653-9. 48. Leversedge FJ, Zoldos J, Nydick J, Kao DS, Thayer W, MacKay B, McKee D, Hoyen H, Safa B, Buncke GM. A Multicenter Matched Cohort Study of Processed Nerve Allograft and Conduit in Digital Nerve Reconstruction. J Hand Surg Am. 2020 Dec;45(12):1148-1156. 49. Safa B, Power D, Liu A, Thayer WP, et al. A Propensity Matched Cohort Study on Outcomes from Processed Nerve Allograft and Nerve Autograft in Upper Extremity Nerve Repairs. In: The 75th Annual Meeting of the ASSH. Virtual Annual Meeting, October 1-2, 2020. 50. Safa B, Jain S, Desai MJ, Greenberg JA, Niacaris TR, Nydick JA, Leversedge FJ, Megee DM, Zoldos J, Rinker BD, McKee DM, MacKay BJ, Ingari JV, Nesti LJ, Cho M, Valerio IL, Kao DS, El-Sheikh Y, Weber RV, Shores JT, Styron JF, Thayer WP, Przylecki WH, Hoyen HA, Buncke GM. Peripheral nerve repair throughout the body with processed nerve allografts: Results from a large multicenter study. Microsurgery. 2020 Jul;40(5):527-537. 51. Sallam AA, El-Deeb MS, Imam MA. Nerve Transfer Versus Nerve Graft for Reconstruction of High Ulnar Nerve Injuries. J Hand Surg Am. 2017 Apr;42(4):265-273 52. Roganovic Z, Pavlicevic G. Difference in recovery potential of peripheral nerves after graft repairs. Neurosurgery. 2006 Sep;59(3):621-33; discussion 621-33. 53. Frykman G, Gramyk K. Results of nerve grafting. In: Gelberman R, ed. Operative nerve repair and reconstruction. Philadelphia: JB Lippincott, 1991:553–567 54. Vastamäki M, Kallio PK, Solonen KA. The results of secondary microsurgical repair of ulnar nerve injury. J Hand Surg Br. 1993 Jun;18(3):323-6. 55. Kallio PK, Vastamäki M, Solonen KA. The results of secondary microsurgical repair of radial nerve in 33 patients. J Hand Surg Br. 1993 Jun;18(3):320-2. 56. Isaacs J, Nydick JA, Means KR, Merrell GA, Ilyas A, Levin LS; RECON study group. A Multicenter Prospective Randomized Comparison of Conduits Versus Decellularized Nerve Allograft for Digital Nerve Repairs. J Hand Surg Am. 2023 Aug 2:S0363-5023(23)00297-6. doi: 10.1016/j.jhsa.2023.05.020. 57. Lans J, Eberlin KR, Evans PJ, Mercer D, Greenberg JA, Styron JF. A Systematic Review and Meta-Analysis of Nerve Gap Repair: Comparative Effectiveness of Allografts, Autografts, and Conduits. Plast Reconstr Surg. 2023 May 1;151(5):814e-827e. 58. Raizman NM, Endress RD, Styron JS, Emont S, Zhun Cao, Z, Park L, Greenberg JA. Procedure Costs of Peripheral Nerve Graft Reconstruction Plast Reconstr Surg Glob Open. 2023 Apr 10;11(4):e4908. 59. Ansaripour A, Thompson A, Styron J, Javanbakht M. Cost-effectiveness analysis of Avance® allograft for the treatment of peripheral nerve injuries in the USA. J Comp Eff Res . 2024 Jan;13(1):e230113. 60. Momeni A, Meyer S, Shefren K, Januszyk M. Flap Neurotization in Breast Reconstruction with Nerve Allografts: 1-year Clinical Outcomes. Plast Reconstr Surg Glob Open. 2021 Jan 12;9(1):e3328 61. Pereira R, Dauphinee D, Frania S, Garrett A, Martin C, Van Gils C, Thomajan C. Clinical evaluation of an innovative nerve termination cap for treatment and prevention of stump neuroma pain: Results from a prospective pilot clinical study. Fastrac. 2022; 2(2): 100179. © 2024 Axogen Corporation. The stylized “a” logo, Avance Nerve Graft and Axoguard are registered trademarks of Axogen Corporation. Axoguard HA+ Nerve Protector is a trademark of Axogen Corporation. Axoguard Nerve Connector and Axoguard Nerve Protector are manufactured in the United States by Cook Biotech Incorporated, West Lafayette, Indiana, and are distributed exclusively by Axogen Corporation. LB-0588 revolutionizing the science of nerve repair®

nasdaq: axgn 51revolutionizing the science of nerve repair®